UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: August 1, 2007 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

BDC Capital, Inc. (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Principal Executive Officers; Election of Directors; Appointment of Executive Officers

On August 1, 2007, Gary Hall has joined its Board of Directors. Mr. Hall has not been appointed to any committees of the Company.

Mr. Hall currently serves as President of Pringo Networks, a prominent Los Angeles-based company fusing social networking and media sharing platforms into cohesive online communities. Before joining Pringo, Hall was critical in developing Reunion.com into a top ten interface building broad outreaches in both partnerships and users (currently 26 million) since the company's inception. He led all of the company's online marketing and overall strategic development. Mr. Hall is still an active owner in Reunion.com. Mr. Hall previously worked for FSD Business Development as a Senior Director.

SIGNATURES

Dated: August 24, 2007	DIGITALTOWN, INC By: /s/ Richard Pomije Richard. Pomije, CEO